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EXHIBIT 23.3

INDEPENDENT AUDITORS CONSENT

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Heritage Oaks Bancorp of our report dated January 11, 2003 on our audits of the consolidated financial statements of Heritage Oaks Bancorp and Subsidiaries as of December 31, 2002 and 2001, appearing in the Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to use of the Tax Opinion dated August 11, 2003 regarding the proposed acquisition of Hacienda Bank by Heritage Oaks Bancorp.

/s/ VAVRINEK, TRINE, DAY & CO., LLP Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
August 12, 2003

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INDEPENDENT AUDITORS CONSENT